1235 Water Street                                 Exhibit 99.1
East Greenville, PA 18041
Tel 215 679-7991
Press Release
Knoll Reports Strong Start to 2019

•	Q1 sales grew 12.2% vs PY

•	Muuto acquisition continues to deliver with accelerating top and bottom-line growth

•	Gross, operating, and adjusted EBITDA margins all expanded in Q1 vs PY

•	Leverage continues to improve ending the quarter at 2:58:1
EAST GREENVILLE, PA, April 25, 2019 -- Knoll, Inc. (NYSE: KNL), a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home, today announced results for the first quarter ended March 31, 2019.
“We are very pleased with our strong start to 2019," commented Knoll Chairman and CEO, Andrew Cogan. "Our strategy to diversify our sources of revenue into higher margin Lifestyle categories with both residential and crossover workplace applicability, combined with efforts to improve the profitability of our Office segment, is delivering strong top line growth, margin expansion and EPS growth. Furthermore, it has positioned us to meaningfully benefit from the trend towards more social and hospitality-based workplaces as evidenced by the accelerating penetration of ancillary spaces we saw this quarter."
First Quarter Results

Dollars in Millions, Except Per Share Data	Three Months Ended March 31,
	2019	2018	Change
Net Sales	$332.8	$296.6	12.2%
Gross Profit	123.8	107.7	15.0%
Gross Profit %	37.2%	36.3%	90 bps
Operating Profit	29.2	22.5	30.1%
Operating Profit %	8.8%	7.6%	120 bps
Adjusted Operating Profit (1)	31.8	25.7	23.4%
Adjusted Operating Profit % (1)	9.5%	8.7%	80 bps
Net Earnings	18.0	15.3	17.8%
Adjusted Net Earnings(1)	19.9	18.7	7.5%
Adjusted EBITDA (1)	41.6	36.8	13.0%
Adjusted EBITDA % (1)	12.5%	12.4%	10 bps
Diluted EPS	$0.37	$0.31	19.4%
Adjusted Diluted EPS (1)	$0.41	$0.38	7.9%

(1)	See Reconciliation of Non-GAAP Financial Measures below.

Net sales were $332.8 million for the first quarter of 2019, an increase of 12.2%, from the first quarter of 2018. Net sales for the Office segment were $202.2 million during the first quarter of 2019, an increase of $17.1 million, or 9.2% compared to the first quarter of 2018. The increase was driven primarily by investments we've made in expanding our range of height adjustable tables and wood products as well as continued growth of Rockwell Unscripted. Net sales for the Lifestyle segment were $130.6 million during the first quarter of 2019, an increase of $19.1 million, or 17.2% compared with the first quarter of 2018. Sales growth was led by strong organic growth at Muuto and KnollStudio as both increased their crossover penetration of workplace settings plus an additional 3 weeks of Muuto shipments compared to last year.
Gross margin for the first quarter of 2019 was 37.2%, representing an increase of 90 basis points compared to 36.3% in the prior year. The increase in gross margin was primarily the result of increased volume, net price realization and continuous improvement initiatives, partially offset by transportation and commodity inflation.
Operating expenses were $94.6 million for the first quarter of 2019, or 28.4% of net sales, compared to $85.2 million, or 28.7% of net sales, for the first quarter of 2018. Operating expenses in the first quarter of 2019 included acquisition related expenses of $2.5 million. Acquisition related expenses included amortization of acquired intangible assets of $2.1 million, retention agreements for key employees of $0.3 million, and other acquisition related expenses of $0.1 million. Operating expenses also included restructuring charges of $0.1 million which were related to the Company's footprint optimization initiatives. Excluding these items, adjusted operating expenses were $92.0 million for the first quarter of 2019, or 27.7% of net sales compared to $82.0 million, or 27.6% of net sales in the first quarter of 2018. The increase in adjusted operating expenses was related primarily to incremental operating expenses from an additional three weeks of Muuto, incentives from higher volume, and strategic investments in information technology infrastructure and product development.
During the first quarter of 2019, interest expense was $5.2 million, a decrease of $0.3 million compared to the first quarter of 2018. This decrease was due primarily to a $1.4 million loss on extinguishment of debt included in interest expense in the first quarter of 2018. Excluding this charge, interest expense increased $1.1 million primarily due to higher interest rates and higher average outstanding debt levels in the first quarter of 2019.
Other income during first quarter of 2019 declined $3.5 million compared to the first quarter of 2018. The decrease in other income was due primarily to a reduction in net periodic benefit income from the Company's pension and other post-employment benefit plans and foreign exchange losses in the first quarter of 2019 as compared to foreign exchange gains in the first quarter of 2018. Foreign exchange losses were primarily driven by a depreciation of the US dollar against the Canadian dollar in 2019. Other income for the first quarter of 2019 also included a pension settlement charge of $0.2 million related to the cash payments from lump sum elections.
Net earnings for the first quarter of 2019 were $18.0 million, or $0.37 per diluted share, compared to $15.3 million, or $0.31 per diluted share, for the first quarter of 2018. Excluding the impact of acquisition related expenses, restructuring charges, and pension settlement charges, adjusted net earnings for the first quarter of 2019 were $19.9 million, or $0.41 per adjusted diluted share, compared to $18.7 million, or $0.38 per adjusted diluted share for the first quarter of 2018.
The effective tax rate for the first quarter of 2019 was 26.6%, down from 27.1% in the first quarter of 2018. The mix of pretax income and the varying effective tax rates in the countries and states in which we operate directly affects our consolidated effective tax rate.

Capital expenditures for the first quarter of 2019 totaled $9.2 million compared to $8.5 million in the prior year. The Company paid a quarterly dividend of $7.3 million, or $0.15 per share, and made payments of accrued dividends of $0.5 million in the first quarter of 2019 compared to a quarterly dividend of $7.4 million, or $0.15 per share and payments of accrued dividends of $0.3 million in the first quarter of 2018.
Business Segment Results
The Company has two reportable segments: Office and Lifestyle. The Office reportable segment is comprised of the operations of the Office operating segment. The Lifestyle reportable segment is an aggregation of the Lifestyle, Europe, and Muuto operating segments. All unallocated expenses are included within Corporate.
The Office segment includes a complete range of workplace products that address diverse workplace planning paradigms in North America and Europe. These products include: systems furniture, seating, storage, tables, desks and KnollExtra® accessories as well as the international sales of our Office products. The Office segment includes DatesWesier, known for its sophisticated meeting and conference tables and credenzas, sets a standard of design, quality and technology integration.
The Lifestyle segment includes KnollStudio®, HOLLY HUNT®, Muuto, KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather. KnollStudio products, which are distributed in North America and Europe, include iconic seating, lounge furniture, side, cafe and dining chairs as well as conference, training and dining and occasional tables. HOLLY HUNT® is known for high quality residential furniture, lighting, rugs, textiles and leathers. In addition, HOLLY HUNT® also includes Vladimir Kagan Design Group, a renowned collection of modern luxury furnishings. The KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather businesses provide a wide range of customers with high-quality fabrics, felt, leather and related architectural products. Muuto rounds out the Lifestyle segment with its ancillary products and affordable luxury furnishings to make the Lifestyle segment an all-encompassing “resimercial”, high-performance workplace, from uber-luxury living spaces to affordable luxury residential living.
During the first quarter of 2019, the Company changed the structure of its internal organization which caused the composition of its reportable segments to change. As a result, DatesWeiser is now a component of the Office operating segment as opposed to the Lifestyle operating segment.

The tables below present the Company’s segment information with Corporate costs excluded from operating segment results. Prior year amounts have been recast to conform to the current presentation.

	Three Months Ended March 31,
Net sales (in millions)	2019	2018
Office	$202.2	$185.1
Lifestyle	130.6	111.5
Total net sales	$332.8	$296.6

	Three Months Ended March 31,
Operating profit (in millions)	2019	2018
Office	$14.1	$8.9
Lifestyle	20.7	20.2
Corporate	(5.6)	(6.6)
Total operating profit	$29.2	$22.5

	Three Months Ended March 31,
Adjusted EBITDA (in millions)(1)	2019	2018
Office	$20.5	$16.7
Lifestyle	25.2	23.6
Corporate	(4.1)	(3.5)
Total adjusted EBITDA	$41.6	$36.8
(1) See Reconciliation of Non-GAAP Financial Measures below.

Reconciliation of Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.
The non-GAAP financial measures presented within the Company's earnings release are Adjusted Operating Expense, Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Net Earnings, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share. These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.
The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific expenses in an effort to show comparable business operating results for the periods presented.
The following table reconciles Operating Expenses to Adjusted Operating Expenses for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	($ in millions)

Operating expenses	$94.6	$85.2
Less:
Acquisition related expenses	2.5	2.7
Restructuring charges	0.1	0.5
Adjusted operating expenses	$92.0	$82.0

The following table reconciles Operating Profit to Adjusted Operating Profit for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	($ in millions)

Operating profit	$29.2	$22.5
Add back:
Acquisition related expenses	2.5	2.7
Restructuring charges	0.1	0.5
Adjusted operating profit	$31.8	$25.7
Net Sales	$332.8	$296.6
Operating Profit %	8.8%	7.6%
Adjusted Operating Profit %	9.5%	8.7%
The following tables reconcile Operating Profit to Adjusted EBITDA by business segment for the periods indicated.

	Three Months Ended March 31, 2019
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$14.1	$20.7	$(5.6)	$29.2
Add back:
Acquisition related expenses(1)	—	0.4	—	0.4
Restructuring charges	0.1	—	—	0.1
Depreciation and amortization	5.0	3.4	0.1	8.5
Stock compensation	0.4	0.7	1.0	2.1
Other income (expense) items	0.9	—	0.4	1.3
Adjusted EBITDA (loss)	$20.5	$25.2	$(4.1)	$41.6
Net sales	$202.2	$130.6	—	$332.8
Operating profit %	7.0%	15.8%	N/A	8.8%
Adjusted EBITDA %	10.1%	19.3%	N/A	12.5%
(1) Acquisition related expenses includes retention agreements for key employees and other acquisition related expenses for the three months ended March 31, 2019. Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

	Three Months Ended December 31, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	14.8	26.2	(6.0)	35.0
Add back:
Acquisition related expenses(1)	—	0.8	0.2	1.0
Restructuring charges	0.7	—	—	0.7
Depreciation and amortization	5.4	3.6	0.1	9.1
Stock compensation	0.5	0.6	1.4	2.5
Other income (expense) items	1.2	0.4	0.5	2.1
Adjusted EBITDA (loss)	22.6	31.6	(3.8)	50.4
Net sales	216.7	137.9	—	354.6
Operating profit %	6.8%	19.0%	N/A	9.9%
Adjusted EBITDA %	10.5%	22.9%	N/A	14.2%

	Three Months Ended September 30, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	15.5	22.7	(5.3)	32.9
Add back:
Acquisition related expenses(1)	—	0.9	(0.2)	0.7
Restructuring charges	1.2	—	—	1.2
Depreciation and amortization	5.0	3.4	0.1	8.5
Stock compensation	0.5	0.6	1.2	2.3
Other income (expense) items	1.1	0.1	0.4	1.6
Adjusted EBITDA (loss)	23.3	27.7	(3.8)	47.2
Net sales	200.7	127.0	—	327.7
Operating profit %	7.7%	17.9%	N/A	10.0%
Adjusted EBITDA %	11.6%	21.9%	N/A	14.2%

	Three Months Ended June 30, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	10.4	20.9	(6.5)	24.8
Add back:
Acquisition related expenses(1)	—	2.5	0.4	2.9
Restructuring charges	0.8	—	—	0.8
Depreciation and amortization	5.1	3.3	0.3	8.7
Stock compensation	0.3	0.4	1.4	2.1
Other income (expense) items	1.4	0.7	0.7	2.8
Adjusted EBITDA (loss)	18.0	27.8	(3.7)	42.1
Net sales	194.6	128.8	—	323.4
Operating profit %	5.3%	16.2%	N/A	7.7%
Adjusted EBITDA %	9.3%	21.6%	N/A	13.0%

	Three Months Ended March 31, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$8.9	$20.2	$(6.6)	$22.5
Add back:
Acquisition related expenses(1)	—	—	1.0	1.0
Restructuring charges	0.5	—	—	0.5
Depreciation and amortization	5.1	2.8	0.3	8.2
Stock compensation	0.5	0.6	1.4	2.5
Other income (expense) items	1.7	—	0.4	2.1
Adjusted EBITDA (loss)	$16.7	$23.6	$(3.5)	$36.8
Net sales	$185.1	$111.5	—	$296.6
Operating profit %	4.8%	18.1%	N/A	7.6%
Adjusted EBITDA %	9.0%	21.2%	N/A	12.4%
(1) Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

The following table reconciles Net Earnings to EBITDA and Adjusted EBITDA for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	($ in millions)
Knoll Inc.
Net earnings	$18.0	$15.3
Add back:
Income tax expense	6.5	5.7
Interest expense	5.2	5.5
Depreciation and amortization	8.5	8.2
EBITDA	$38.2	$34.7
Add back:
Stock compensation	2.1	2.5
Other non-cash items	0.6	(1.9)
Acquisition related expenses	0.4	1.0
Restructuring charges	0.1	0.5
Pension settlement charge	0.2	—
Adjusted EBITDA	$41.6	$36.8
Net sales	$332.8	$296.6
Adjusted EBITDA %	12.5%	12.4%

The following table reconciles Net Earnings to Adjusted Net Earnings for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	($ in millions)
Knoll Inc.
Net earnings	$18.0	$15.3
Add back:
Acquisition related expenses	2.5	2.7
Restructuring charges	0.1	0.5
Pension settlement charge	0.2	—
Loss on extinguishment of debt	—	1.4
Less:
Tax effect of non-GAAP adjustments(1)	0.9	1.2
Adjusted net earnings	$19.9	$18.7
(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate for the period.
The following table reconciles Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the periods indicated.

	Three Months Ended March 31,
	2019	2018
Diluted earnings per share	$0.37	$0.31
Add back:
Acquisition related expenses	0.05	0.06
Restructuring charges	—	0.01
Pension settlement charge	—	—
Loss on extinguishment of debt	—	0.03
Less:
Tax effect of non-GAAP adjustments(1)	0.01	0.03
Adjusted diluted earnings per share	$0.41	$0.38

(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate for the period.

The following table illustrates the computation of our bank leverage calculation in accordance with our Third Amended and Restated Credit Agreement dated January 23, 2018.

March 31, 2019
($ in millions)

Debt Levels(1)	$468.1

LTM Net Earnings	$75.9

LTM Adjustments
Interest	20.6
Taxes	25.7
Depreciation and Amortization	34.7
Non-cash Items and Other(2)	24.4
LTM Adjusted EBITDA	$181.3
Bank Leverage Calculation(3)	2.58
(1)Outstanding debt levels include outstanding letters of credit and guarantee obligations. Per the terms of the credit facility filed with the Securities and Exchange Commission on January 23, 2018, cash up to $15.0 million reduces the outstanding debt.
(2) Non-cash and Other items include, but are not limited to, acquisition related expenses, restructuring charges, pension settlement charges, stock-based compensation expenses, and unrealized gains and losses on foreign exchange.
(3) Debt divided by LTM Adjusted EBITDA, as calculated in accordance with our credit facility.

Cautionary Statement Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, our integration of acquired businesses, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.
Contacts
Investors:
Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

Conference Call Information
Knoll will host a conference call on Friday, April 26, 2019 at 10:00 a.m. ET to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to “Discover Knoll” and click on “Investor Relations.”
The conference call may also be accessed by dialing:
North America     (844) 778-4138
International     (661) 378-9550
Conference ID        518 3589
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website. In addition, an audio replay of the conference call will be available through May 3, 2019 by dialing (855) 859-2056. International replay: (404) 537-3406 (Conference ID: 518 3589).

About Knoll
Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser and Muuto— reflect our commitment to modern design that meets the diverse requirements of high performance workplaces and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Net sales	$332.8	$296.6
Cost of sales	209.0	188.9
Gross profit	123.8	107.7
Selling, general, and administrative expenses	94.5	84.7
Restructuring charges	0.1	0.5
Operating profit	29.2	22.5
Loss on extinguishment of debt	—	1.4
Pension settlement charge	0.2	—
Interest expense	5.2	4.1
Other income, net	(0.7)	(4.0)
Income before income tax expense	24.5	21.0
Income tax expense	6.5	5.7
Net earnings	18.0	15.3

Earnings per share:
Basic	$0.37	$0.31
Diluted	$0.37	$0.31

Weighted-average shares outstanding:
Basic	48,774,883	48,556,686
Diluted	49,190,288	49,204,776

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2.4	$1.6
Customer receivables, net	109.1	120.2
Inventories, net	177.2	170.5
Prepaid and other current assets	35.5	39.3
Total current assets	324.2	331.6
Property, plant, and equipment, net	215.8	215.0
Goodwill and intangible assets, net	667.0	674.7
Right-of-use lease asset	94.7	—
Other non-current assets	9.3	5.6
Total assets	$1,311.0	$1,226.9
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$17.1	$17.2
Accounts payable	118.2	126.7
Current portion of lease liability	19.5	—
Other current liabilities	118.3	128.9
Total current liabilities	273.1	272.8
Long-term debt	444.3	443.9
Lease liability	89.2	—
Other non-current liabilities	111.6	123.7
Total liabilities	918.2	840.4
Total equity	392.8	386.5
Total liabilities and equity	$1,311.0	$1,226.9

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Net earnings	$18.0	$15.3
Cash provided by operating activities	19.1	5.6
Cash used in investing activities	(9.2)	(312.2)
Cash (used in) provided by financing activities	(9.1)	320.4
Effect of exchange rate changes on cash and cash equivalents	—	0.2
Increase in cash and cash equivalents	0.8	14.0
Cash and cash equivalents at beginning of period	1.6	2.2
Cash and cash equivalents at end of period	$2.4	$16.2